UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 10, 2007

WESTIN HOTELS LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware	0-15097	91-1328985
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1111 Westchester Avenue, White Plains, New York		10604
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (800) 323-5888
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On August 10, 2007, Westin Realty Corp., the general partner (the “General Partner”) of Westin Hotels Limited Partnership (the “Partnership”), began the process of dissolving the Partnership following the dissolution of two lower-tier partnerships of the Partnership, The Westin Chicago Limited Partnership and The Westin St. Francis Limited Partnership. The General Partner will commence the liquidation and winding up of the affairs of the Partnership. Pursuant to the Amended and Restated Agreement of Limited Partnership of the Partnership, the accountants of the Partnership prepared a statement (the “Dissolution Statement”) setting forth the assets and the liabilities of the Partnership upon its dissolution. A copy of the Dissolution Statement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     A Form 15 Certification and Notice of Termination of Registration will be filed with the Securities and Exchange Commission to deregister the limited partnership units of the Partnership and suspend its duty to file reports under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Dissolution Statement of the Partnership, dated August 9, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTIN HOTELS LIMITED PARTNERSHIP

By:	WESTIN REALTY CORP.
General Partner

	By:	/s/ Alan M. Schnaid
Alan M. Schnaid
Date: August 14, 2007		Vice President

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Dissolution Statement of the Partnership, dated August 9, 2007.